NEITHER THESE WARRANTS NOR THE SHARES UNDERLYING THESE
             WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE. THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR ANY EXEMPTION FROM REGISTRATION IS AVAILABLE.

                                                               [NUMBER] Warrants

                                    LBU, Inc.

                               WARRANT CERTIFICATE

         This warrant certificate ("Warrant Certificate") certifies that for value received [HOLDER] or registered assigns (the "Holder") is the owner of the number of warrants ("Warrants") specified above, each of which entitles the Holder thereof to purchase, at any time on or before the Expiration Date (hereinafter defined) one fully paid and non-assessable share of Common Stock, $.01 par value ("Common Stock"), of LBU, Inc., a Nevada corporation (the "Company"), at a purchase price of [PURCHASE PRICE] per share of Common Stock in lawful money of the United States of America in cash or by certified or cashier's check or a combination of cash and certified or cashier's check (subject to adjustment as hereinafter provided).

      1. Warrant; Purchase Price

         Each Warrant shall entitle the Holder initially to purchase one share of Common Stock of the Company and the purchase price payable upon exercise of the Warrants (the "Purchase Price") shall initially be of [PURCHASE PRICE] per share of Common Stock. The Purchase Price and number of shares of Common Stock issuable upon exercise of each Warrant are subject to adjustment as provided in
Article 6. The shares of Common Stock issuable upon exercise of the Warrants (and/or other shares of capital stock so issuable by reason of any adjustments pursuant to Article 6) are sometimes referred to herein as the "Warrant Shares."

      2. Exercise; Expiration Date

         2.1 The Warrants are exercisable, at the option of the Holder, in whole or in part at any time and from time to time after issuance and on or before the Expiration Date, upon surrender of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A, (in each case addressed to the Company as follows: LBU, Inc., 310 Paterson Plank Road, Carlstadt, New Jersey 07072, Attn: President or, if otherwise, its chief executive office) and payment of an amount equal to the then current Purchase Price times the number of Warrants to be exercised. In the case of the exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of such Warrants.

         2.2 The term "Expiration Date" shall mean 5:00 p.m. New York time on [DATE], or if such day shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. New York time the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

      3. Registration and Transfer on Company Books

         3.1 The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the Warrant Shares.

         3.2 Prior to due presentment for registration of transfer of this Warrant Certificate, the Company may deem and treat the registered Holder as the absolute owner thereof.

         3.3 The Company shall register upon its books any permitted transfer of a Warrant Certificate, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney. Upon any such registration of transfer, new Warrant Certificate(s) of like tenor shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Company. A Warrant Certificate may also be exchanged, at the option of the Holder, for new Warrant Certificates of like tenor of different denominations representing in the aggregate the number of Warrants evidenced by the Warrant Certificate surrendered.

      4. Reservation of Shares; Listing; Registration

         The Company covenants that it will at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of capital stock which shall be issuable upon exercise of the Warrants shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each national securities exchange, if any, or quoted on any national quotation system on which the other shares of such outstanding capital stock of the Company are then listed or quoted. In case at any time any capital stock issuable upon the exercise of the Warrants shall be listed on any securities exchange, the Company will also list and keep listed thereon, pursuant to an official notice of issuance upon the exercise of Warrants (provided that the rules of such exchange shall permit such listing), all shares of capital stock issuable upon the exercise of all Warrants at the time outstanding, and will register the same and keep the same registered under the Securities Exchange Act of 1934 and any other statute at the time applicable and will timely file all reports which may be required to be filed under such Act by companies having a class of equity securities so registered.

      5. Loss or Mutilation

         Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall, at its expense, execute and deliver in lieu thereof a new Warrant Certificate of like tenor representing an equal number of Warrants.

      6. Adjustment of Purchase Price and Number of Shares of Deliverance

         6.1 The number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price with respect to the Warrant Shares shall be subject to adjustment as follows:

            (a) In case the Company shall (i) declare a dividend or make a distribution on its Common Stock payable in shares of its capital stock,
      (ii) subdivide its outstanding shares of Common Stock through stock split or otherwise, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective retroactively as of the record date of such event.

            (b) In the event of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Company's Common Stock are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company, the Holder of each Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have been entitled to receive had such Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Article 6 with respect to rights and interest thereafter of the Holder of the Warrants to the end that the provisions of this Article 6 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of the Warrants. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

            (c) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as provided in this Section 6.1, the Purchase Price with respect to the Warrant Shares shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

         6.2 No adjustment in the number of Warrant Shares purchasable under the Warrants, or in the Purchase Price with respect to the Warrant Shares, shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon the exercise of such Warrant, or in the Purchase Price thereof; provided, however, that any adjustments which by reason of this Section 6.2 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         6.3 Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Purchase Price of such Warrant Shares is adjusted, as herein provided, the Company shall mail to the Holder, at the address of the Holder shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by an officer of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price of such Warrant Shares after such adjustment, and a brief statement of the facts requiring such adjustment.

         6.4 The form of Warrant Certificate need not be changed because of any change in the Purchase Price, the number of Warrant Shares issuable upon the exercise of a Warrant or the number of Warrants outstanding pursuant to this
Section 6, and Warrant Certificates issued before or after such change may state the same Purchase Price, the same number of Warrants, and the same number of Warrant Shares issuable upon exercise of Warrants as are stated in the Warrant Certificates theretofore issued pursuant to this Agreement. The Company may, however, at any time, in its sole discretion, make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for any outstanding Warrant Certificate or otherwise, may be in the form as so changed.

         6.5 In case the Company shall take a record of the holders of shares of its stock of any class for the purpose of entitling them (a) to receive a dividend or a distribution, then such record date shall be deemed to be the date of such dividend or the making of such other distribution.

      7. Voluntary Adjustment by the Company

         The Company may, at its option, at any time during the term of the Warrants, reduce the then current Purchase Price to any amount deemed appropriate by the Board of Directors of the Company and/or extend the date of the expiration of the Warrants.

      8. Fractional Shares and Warrants; Determination of Market Price Per Share

         8.1 Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share of Common Stock in connection with the exercise of Warrants. Warrants may not be exercised in such number as would result (except for the provisions of this paragraph) in the issuance of a fraction of a share of Common Stock unless the Holder is exercising all Warrants then owned by the Holder. In such event, the Company shall, upon the exercise of all of such Warrants, issue to the Holder the largest aggregate whole number of shares of Common Stock called for thereby upon receipt of the Purchase Price for all of such Warrants and pay a sum in cash equal to the remaining fraction of a share of Common Stock, multiplied by its Market Price Per Share (as determined pursuant to Section 8.2 below) as of the last business day preceding the date on which the Warrants are presented for exercise.

         8.2 As used herein, the "Market Price Per Share" with respect to any class or series of Common Stock on any date shall mean the closing price per share of such class or series of Common Stock for the trading day immediately preceding such date. The closing price for each such day shall be (i) the last sale price or, in case no such sale takes place on such day, the last sale price to occur on the next preceding day on which such a sale took place, on the principal securities exchange on which the shares of such Common Stock of the Company are listed or admitted to trading, (ii) the last sale price or, in case no such sale takes place on such day, the last sale price to occur on the next preceding day on which such a sale took place, on NASDAQ or any comparable system, or (iii) if such Common Stock is not reported on NASDAQ, or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such bid and asked prices are not available, then "Market Price Per Share" shall be equal to the fair market value of such Common Stock as determined in good faith by the Board of Directors of the Company.

      9. Delivery of Stock Certificates on Exercise. As soon as practicable after the exercise of this Warrant, and in any event within three (3) business days thereafter, the Company, at its expense (including the payment by it of any applicable issue tax) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder may direct, a certificate or certificates for the number of full shares of Common Stock to which such Holder would be entitled upon such exercises, plus, in lieu of any fractional shares to which such Holder would otherwise be entitled, cash in an amount determined pursuant to Section 8 hereof.

      10. No Dilution or Impairment. The Company will not by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance or any of the terms of the Warrants, including, without limitation, Section 6.1(c) hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable upon the exercise of the Warrants above the amount payable therefor upon such exercise,
(b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares upon the exercise of all Warrants at the time outstanding, and (c) will take no action to amend its certificate of incorporation which would change to the detriment of the holders of Common Stock (whether or not any Common Stock be at the time outstanding) the dividend or voting rights of the Company's Common Stock as constituted on the date of issuance of this Warrant.

      11. [INTENTIONALLY OMITTED]

      12. Registration Rights

         12.1 Demand Registration

            (a) Subject to the limitations in the following paragraph (b) below, at any time, and from time-to-time after [DATE] the Holder may make written requests to the Company for registration (each, a "Demand Registration") with the Securities and Exchange Commission ("SEC") under and in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder, as in effect from time to time (the "Securities Act") of all or part of the Common Stock or other capital stock of the Company purchasable pursuant to the Warrants (collectively, the "Registrable Securities"). All requests made pursuant to this Section 12.1(a) shall specify the number of Registrable Securities to be registered and the intended method(s) of disposition thereof.

            (b) The Holder shall be entitled to request up to [NUMBER] Demand Registrations under this Section 12.1 which for purposes hereof shall include any demand registrations made by Holder under any other warrants issued by the Company to the Holder; provided, however, that a Demand Registration will not be counted for such purpose if it does not become effective and remain effective for the period required by Section 12.3(c) hereof or if it does not become effective and remain effective in accordance with the terms of such other warrants. Each Demand Registration shall include at least [NUMBER] shares of Common Stock or other capital stock of the Company purchasable pursuant to this Warrant or any other warrants issued by the Company to the Holder, unless at the time there remain less than [NUMBER] such shares purchasable under this Warrant or such other warrants in which case the Demand Registration shall include all such remaining shares.

            (c) If the Holder so elects, the offering of Registrable Securities pursuant to a Demand Registration shall be made by means of a firm commitment underwriting to an underwriter at a fixed price for reoffering or pursuant to agency or best efforts arrangements with an underwriter (each, an "Underwritten Offering"). The investment banker or investment bankers and manager or managers that will administer such Underwritten Offering will be selected by the Holder.

            (d) In the event that, following a request by the Holder for a Demand Registration, the Holder elects, in his sole discretion, upon the Company's request, to withdraw such request for a Demand Registration, or to postpone such Demand Registration for such period of time as the Company may request, then such Demand Registration shall be deemed to have been so withdrawn or postponed, as the case may be, and if withdrawn shall not count for purpose of Section 12.1(b).

            (e) The Company shall at all times qualify for registration of outstanding securities to be offered for the account of any person other than the issuer on Form S-3 or any comparable or successor form or forms. In addition to the rights contained in the foregoing provisions of this
      Section 12.1, the Holder shall have the right to request registrations on Form S-3.

         12.2 Piggyback Registration Rights

            (a) The Company covenants and agrees with the Holder that in the event the Company proposes to file at any time after the date hereof a registration statement on a form for the general registration of securities under the Securities Act which the Company is eligible to use for the registration of the Registrable Securities, whether for the account of the Company or for the account of any other security holder (other than in connection with an offering solely to the Company's employees pursuant to a registration statement on Form S-8 under the Securities Act or an offering pursuant to a registration statement on Form S-4 under the Securities Act, or any successor forms thereto) (a "Piggyback Registration Statement"), then the Company shall in each such case give written notice (a "Company Notice") of such proposed filing to the Holder so that the Company Notice is received by the Holder at least ten (10) calendar days before the anticipated filing date, and such notice shall offer to the Holder the opportunity to include in such Piggyback Registration Statement such number of Registrable Securities as the Holder may request.

            (b) The Company shall not be obligated to register the Registrable Securities of the Holder in a Piggyback Registration Statement unless there shall have been received by the Company, within five (5) days of receipt of the Company Notice by the Holder, written notice (a "Piggyback Notice") from the Holder, which notice shall set forth the number of the Holder's Registrable Securities to be so included.

            (c) If the shares proposed to be offered by the Company pursuant to a Piggyback Registration Statement are to be sold by means of a firm commitment underwriting to an underwriter at a fixed price for reoffering or pursuant to agency or best efforts arrangements with an underwriter (each, a "Company Underwritten Offering"), the Company shall use its best efforts to cause the managing underwriter or underwriters of such proposed offering to permit the Holder's Registrable Securities to be included in the proposed offering on terms and conditions at least as favorable to the Holder as those offered with respect to the other securities included therein.

         12.3 Registration Procedures

         Whenever the Holder has requested that any Registrable Securities be registered pursuant to this Agreement, the Company will promptly take all such actions as may be reasonably necessary or desirable to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as reasonably possible:

            (a) with respect to a request to Demand Registration pursuant to
      Section 12.1 hereof, prepare and file with the SEC, as promptly as reasonably practicable and not later than forty-five (45) days after receipt of such request (but not later than twenty (20) days after receipt of such request in the case of a Registration Statement to be filed on Form S-3 or any comparable or successor form or forms), a Registration Statement on a form for which the Company then qualifies which is satisfactory to the Company and the Holder (unless the offering is made on an underwritten basis, including on a best efforts underwriting basis, in which event the managing underwriter or underwriters shall determine the form to be used) and which form shall be available for the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause such Registration Statement to become effective as promptly as reasonably practicable and, in the case of a Registration Statement on Form S-3, shall request accelerated effectiveness to occur as promptly as reasonably practicable;

            (b) before filing a Registration Statement or Prospectus covering the Registrable Securities or any amendments or supplements thereto, the Company will, at least three (3) business days prior to filing, furnish to the Holder and the underwriters, if any, copies of all such documents in substantially the form proposed to be filed (including documents incorporated therein by reference), to enable the Holder and the underwriters, if any, to review such documents prior to the filing thereof, and the Company shall make such reasonable changes thereto (including changes to, or the filing of amendments reflecting such changes to, documents incorporated by reference) as may be reasonably requested by the Holder and the managing underwriter or underwriters, if any;

            (c) subject to the three-day review period required by paragraph (b) above, prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement (whether

      Demand or Piggyback) effective for a period of not less than one hundred eighty (180) days, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holder thereof set forth in such Registration Statement or supplement to the Prospectus;

            (d) notify the Holder and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such advice in writing, (l) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information pertaining to Holder, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by paragraph (n) below cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and
      (6) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

            (e) make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

            (f) as promptly as practicable after filing with the SEC of any document which is incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to the managing underwriters;

            (g) furnish to each managing underwriter, without charge, at least one signed copy, and to the Holder, one copy, of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) and a reasonable number of conformed copies of all such documents to each managing underwriter;

            (h) deliver to the Holder and the underwriters, if any, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by the Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

            (i) prior to the date on which the Registration Statement is declared effective, use reasonable efforts to register or qualify or cooperate with the Holder and the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement;

            (j) cooperate with the Holder and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

            (k) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as any seller may advise the Company is necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

            (l) upon the occurrence of any event contemplated by paragraph
      (d)(6) above, prepare a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

            (m) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

            (n) in the case of an Underwritten Offering, enter into such agreements (including an underwriting agreement) reasonably satisfactory to the managing underwriters in form and substance and take all such other actions in connection therewith as the managing underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, (1) make such representations and warranties to the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and confirm the accuracy of the same if and when requested, including matters relating to the compliance of the Registration Statement and the Prospectus with the Securities Act;
      (2) obtain opinions of counsel to the Company and updates thereof which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters addressed to the underwriters, if any, covering the matters customary in underwritten primary offerings and such other matters as may be reasonably requested by the underwriters, if any; (3) obtain "the cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; and (4) deliver such documents and certificates as may be requested by the managing underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

            (o) if an underwriting agreement is entered into, cause the same to set forth in full the indemnification provisions and procedures of Section
      12.6 hereof with respect to all parties to be indemnified pursuant to said Section; and

            (p) make available for inspection during normal business hours by any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such Registration Statement; provided, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons; and

            (q) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, and the rules promulgated thereunder. The Company may require the Holder to furnish to the Company such information and documents regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

         12.4 Rule 144 Reporting

         With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registerable Securities to the public without registration, the Company agrees to use its best efforts to:

            (a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times that this Warrant shall remain outstanding;

            (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

            (c) So long as the Holder owns any Registrable Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

         12.5 Limitations on Registration and Resale

            (a) In the case of Piggyback Registration Rights pursuant to Section 12.2, if in the written opinion of the Company's managing underwriter or underwriters, if any, for such offering, the inclusion of the Registrable Securities, when added to the securities being registered by the Company will materially and adversely affect the entire offering, the Company shall nevertheless register all or any portion of the Registrable Securities required to be so registered but such Registrable Securities shall not be sold by the Holder until ninety (90) days after the registration statement for such offering has become effective.

            (b) The Holder shall not be entitled to request Demand Registration at any time that a Piggyback Registration Statement shall be effective with respect to all of the Registrable Securities.

            (c) If the Company determines to register securities ("Company Registration Statement") at a time when a registration statement covering all the Registrable Securities is already effective, the Holder shall agree in writing not to sell any Registrable Securities during the period between the effective date of such Company Registration Statement and ninety (90) days after such effective date if in the written opinion of the Company's managing underwriter or underwriters for such offering, the continuous sale of the Registrable Securities during such ninety (90) day period would materially and adversely affect the Company's entire offering.

            (d) Notwithstanding anything contained herein to the contrary, for purposes of calculating the one hundred eighty (180) day time period under
      Section 12.3(c) or the three hundred sixty-five (365) day period under
      Section 12.9, such time period shall not include any time during which Holder agrees not to sell Registrable Securities under this Section 12.5.

         12.6 Registration Expenses

         All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, including with respect to filings required to be made with the National Association of Securities Dealers, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities under the laws of such jurisdictions as the managing underwriters or the Holder may designate), printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company (collectively, "Legal Fees") and of all independent certified public accountants (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), the fees and expenses incurred in connection with the listing of the securities to be registered on NASDAQ and each securities exchange on which similar securities issued by the Company are then listed, rating agency fees, the fees and expenses of any special experts retained by the Company at the request of the managing underwriters in connection with such registration and any reasonable out-of-pocket expenses of the Holder (all such expenses being herein called "Registration Expenses") will be borne by the Company; in no event, however, shall the Company be liable for the payment of any discounts or commissions of underwriters, selling brokers, dealer managers or similar industry professionals relating to the distribution of the Registrable Securities or the legal or accounting fees of the Holder.

         12.7 Indemnification; Contribution

            (a) Indemnification by the Company. The Company will indemnify and hold harmless, to the full extent permitted by law, the Holder, if the Holder is a corporation its officers and directors, its agents and each person who controls the Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities (or actions in respect thereof) and expenses to which any such person may be subject, under the Securities Act or otherwise, and reimburse all such persons for any reasonable legal or other expenses incurred with investigating or defending against any such losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon an untrue statement of a material fact or omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission is made therein in reliance upon and in conformity with information furnished in writing to the Company by the Holder, expressly for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holder.

            (b) Indemnification by the Holder. The Holder will indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities (or actions in respect thereof) and expenses to which any such person may be subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in a Registration Statement or Prospectus or preliminary prospectus or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only if and to the extent, that such untrue or alleged untrue statement or omission or alleged omission is made therein in reliance upon and in conformity with the information furnished in writing by the Holder specifically for inclusion therein. In no event shall the liability of the Holder hereunder be greater in amount than the dollar amount of the net proceeds received by the Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

            (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party and in that case the indemnified party shall have the right to participate in the conduct of such defense provided that it will pay for the fees of its own counsel. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

            (d) Contribution. If for any reason the indemnification provided for in the preceding subsection (a) or (b) is unavailable to any indemnified party or is insufficient to hold such indemnified party harmless as contemplated by such subsection, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         12.8 Remedies

         The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof.

         12.9 Mandatory Registration

         The Company may, at any time prior to receiving a request from Holder for Demand Registration or Piggyback Registration, notify Holder that the Company will register all the Registrable Securities pursuant to the Securities Act. In such event, the Holder shall be required to include all the Registrable Securities in the Company's registration statement if inclusion of such Registrable Securities does not require Holder to exercise any Warrants prior to effectiveness of such registration statement. The Company agrees (A) that any Company registration statement pursuant to this Section 12.9 shall not constitute a Demand Registration for purposes of Section 12 in the event less than all the Registrable Securities are sold under such Company registration statement, (B) that any Company registration statement pursuant to this Section
12.9 shall otherwise be subject to the requirements of Section 12 here of in respect of registration procedures, including without limitation Section 12.3(a) and (C) that the Company will use its best efforts to keep such Company registration statement effective for a period of not less than 365 days.

         12.10 Miscellaneous

            (a) Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telecopier or similar writing) and shall be deemed to have been given (x) if mailed, five business days after being mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, (y) if sent by facsimile transmission, when so sent and receipt acknowledged by an appropriate telephone or facsimile receipt, or
      (z) if sent by Federal Express or other similar overnight courier service, or by any other method, when received by the party to which such notice has been directed, in each case at the respective address or facsimile number stated below or to such changed address or facsimile number as such party may have fixed by notice:

            (i) If to the Company at the addresses specified in Section 2 of this Warrant;

            (ii) If to the Holder at the address maintained pursuant to Section 3 of this Warrant.

            (b) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         13. Governing Law

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Nevada.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed hereon, as of this __th day of [DATE].

                                                      LBU, INC.


                                                  By: --------------------------
                                                      Name:
                                                      Title:

[SEAL]

Attest:

---------------------------
Name:
Title:

                               NOTICE OF EXERCISE

         The undersigned hereby irrevocably elects to exercise, pursuant to
Section 2 of the Warrant Certificate accompanying this Notice of Exercise, _____ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate, and herewith makes payment of the Purchase Price of such shares in full.

                                                    ----------------------------
                                                    Name of Holder

                                                    ----------------------------
                                                    Signature

                                                    Address:

                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------